UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2017

AMC ENTERTAINMENT HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33892	26-0303916
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One AMC Way

11500 Ash Street, Leawood, KS 66211

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (913) 213-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

6.125% Senior Subordinated Notes due 2027, 6.375% Senior Subordinated Notes due 2024 and Indentures

On March 17, 2017, AMC Entertainment Holdings, Inc. (the “Company”), issued $475,000,000 aggregate principal amount of its 6.125% Senior Subordinated Notes due 2027 (the “Dollar Notes”) and £250,000,000 of its 6.375% Senior Subordinated Notes due 2024 (the “Additional Sterling Notes” and together with the Dollar Notes, the “Notes”). The Additional Sterling Notes are being offered as additional notes under an indenture (the “Existing Indenture”) pursuant to which we have previously issued and have outstanding £250,000,000 aggregate principal amount of our 6.375% Senior Subordinated Notes due 2024 (the “Outstanding Sterling Notes”). The Dollar Notes are being offered pursuant to an indenture, dated as of March 17, 2017 among the Company, the guarantors named therein and U.S. Bank National Association, as trustee (the “New Indenture,” and together with the Existing Indenture, the “Indentures”). The Indentures provide that the Notes are general unsecured senior subordinated obligations of the Company and are fully and unconditionally guaranteed on a joint and several senior subordinated unsecured basis by all of the Company’s existing and future subsidiaries that guarantee the Company’s other indebtedness.

The Dollar Notes mature on May 15, 2027 and the Additional Sterling Notes mature on November 15, 2024. The Company will pay interest on the Dollar Notes at 6.125% per annum, semi-annually in arrears on May 15 and November 15, commencing on November 15, 2017. The Company will pay interest on the Additional Sterling Notes at 6.375% per annum, semi-annually in arrears on May 15 and November 15, commencing on May 15, 2017. Interest on the Additional Sterling Notes will accrue from November 8, 2016.

The Company may redeem some or all of the Dollar Notes at any time on or after May 15, 2022, at the redemption prices set forth in the New Indenture. In addition, the Company may redeem up to 35% of the aggregate principal amount of the Dollar Notes using net proceeds from certain equity offerings completed on or prior to May 15, 2020 at a redemption price as set forth in the New Indenture. The Company may redeem some or all of the Dollar Notes at any time prior to May 15, 2022 at a redemption price equal to 100% of their aggregate principal amount and accrued and unpaid interest to, but not including, the date of redemption, plus an applicable make-whole premium.

The Company may redeem some or all of the Additional Sterling Notes at any time on or after November 15, 2019, at the redemption prices set forth in the Existing Indenture. In addition, the Company may redeem up to 35% of the aggregate principal amount of the Additional Sterling Notes using net proceeds from certain equity offerings completed on or prior to November 15, 2019 at a redemption price as set forth in the Existing Indenture. The Company may redeem some or all of the Additional Sterling Notes at any time prior to November 15, 2019 at a redemption price equal to 100% of their aggregate principal amount and accrued and unpaid interest to, but not including, the date of redemption, plus an applicable make-whole premium.

The Notes are being issued in connection with the pending acquisition by the Company of Nordic Cinema Group Holding AB (the “Nordic Acquisition”). In the event that the Nordic Acquisition is not completed on or prior to June 30, 2017, or if prior to such date, the Nordic Acquisition is terminated, subject to certain conditions, the Company will be required to redeem the Notes at a redemption price equal to the initial offering price of the Notes plus accrued and unpaid interest to, but not including, the redemption date.

The Indentures contain covenants that limit the Company’s (and its restricted subsidiaries’) ability to, among other things: (i) incur additional indebtedness, including additional senior indebtedness; (ii) pay dividends on or make other distributions in respect of its capital stock; (iii) purchase or redeem capital stock; (iv) create liens ranking pari passu in right of payment with or subordinated in right of payment to Notes, (v) enter into certain transactions with its affiliates; and (vi) merge or consolidate with other companies or transfer all or substantially all of its assets. These covenants are subject to a number of important limitations and exceptions. The Indentures also provide for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

The foregoing description of the Indentures is not intended to be complete and is qualified in its entirety by reference to the Indentures, copies of which are attached as Exhibit 4.1 hereto, in the case of the New Indenture, and Exhibit 4.1 to the current report on Form 8-K filed on November 8, 2016, in the case of the Existing Indenture, and incorporated herein by reference.

Registration Rights Agreement

On March 17, 2017, in connection with the issuance of the Notes, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with Citigroup Global Markets Inc., as representative of the initial purchasers of the Notes.

Subject to the terms of the Registration Rights Agreement, among other things, within (i) 270 days after the issue date of the Notes in the case of the Dollar Notes; and (ii) 270 days after the issue date of the Outstanding Sterling Notes in the case of the Additional Sterling Notes, the Company will file one or more registration statements pursuant to the Securities Act of 1933, as amended, relating to notes (the “Exchange Notes”) having substantially identical terms as the Notes as part of offers to exchange freely tradable Exchange Notes for Notes and will use its commercially reasonable efforts to cause the registration statement(s) to become effective within (i) 365 days after the issue date of the Notes in the case of the Dollar Notes; and (ii) 365 days after the issue date of the Outstanding Sterling Notes in the case of the Additional Sterling Notes.

If the Company fails to meet these requirements, among others, (such event, a “Registration Default”) a special interest rate will accrue on the principal amount of Notes from and including the date on which such Registration Default shall occur to the date such Registration Default has been cured. Special interest will accrue at a rate of $0.192 per week per $1,000 principal amount of Dollar Notes and special interest will accrue at a rate of £0.384 per week per £2,000 principal amount of Additional Sterling Notes.

The foregoing description of the Registration Rights Agreement is not intended to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 4.2, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation

The information set forth in Item 1.01 under the caption “6.125% Senior Subordinated Notes due 2027, 6.375% Senior Subordinated Notes due 2024 and Indentures” above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1

Indenture, dated as of March 17, 2017, respecting AMC Entertainment Holdings, Inc.’s 6.125% Senior Subordinated Notes due 2027, among AMC Entertainment Holdings, Inc., the guarantors named therein and U.S. Bank National Association, as trustee.

4.2

Registration Rights Agreement, dated March 17, 2017, respecting AMC Entertainment Holdings, Inc.’s 6.125% Senior Subordinated Notes due 2027 and 6.375% Senior Subordinated Notes due 2024, among AMC Entertainment Holdings, Inc. and Citigroup Global Markets Inc., as representative of the initial purchasers of the 6.125% Senior Subordinated Notes due 2027 and 6.375% Senior Subordinated Notes due 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC ENTERTAINMENT HOLDINGS, INC.

Date: March 17, 2017	By:	/s/ Craig R. Ramsey
		Name:	Craig R. Ramsey
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1

Indenture, dated as of March 17, 2017, respecting AMC Entertainment Holdings, Inc.’s 6.125% Senior Subordinated Notes due 2027, among AMC Entertainment Holdings, Inc., the guarantors named therein and U.S. Bank National Association, as trustee.

4.2

Registration Rights Agreement, dated March 17, 2017, respecting AMC Entertainment Holdings, Inc.’s 6.125% Senior Subordinated Notes due 2027 and 6.375% Senior Subordinated Notes due 2024, among AMC Entertainment Holdings, Inc. and Citigroup Global Markets Inc., as representative of the initial purchasers of the 6.125% Senior Subordinated Notes due 2027 and 6.375% Senior Subordinated Notes due 2024.